Exhibit 31.2

SECTION 302 CERTIFICATION

I, Clint C. Freeland, certify that:

1.                                      I have reviewed this report on Form 10-K/A of Dynegy Inc.; and

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 26, 2012	By:	/s/ CLINT C. FREELAND
Clint C. Freeland
Executive Vice President and Chief Financial Officer